Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sontra Medical Corporation of our report, dated March 22, 2007, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-KSB of Sontra Medical Corporation for the year ended December 31, 2006.

/s/ Wolf & Company, P.C.
Wolf & Company, P.C. Boston, Massachusetts May 22, 2007